Exhibit 99.1

April 26, 2007

Sally O. Thiel, Director	Jo Ann Lehtihet
Investor Relations	Corporate Public Relations
C-COR	C-COR
(814) 231-4402, email: sthiel@c-cor.com	(814) 231-4438, email: jlehtihet@c-cor.com

C-COR REPORTS FINANCIAL RESULTS FOR THIRD QUARTER

OF FISCAL YEAR 2007

State College, PA (April 26, 2007) - C-COR Incorporated (NASDAQ: CCBL) today reported its financial results for the third quarter of fiscal year 2007, ended March 30, 2007. Net sales for the third quarter were $82.7 million compared to $60.4 million in the same period last year. Bookings in the third quarter of fiscal year 2007 were $85.4 million for a book-to-bill ratio of 1.03. In addition, there was a reduction in backlog of $3.2 million related to the Company’s decision to exit a certain Network Services contract; this adjustment is not included in the $85.4 million bookings for the quarter.

The net income for the third quarter of fiscal year 2007 was $7.4 million, compared to a net loss of $7.9 million for the same period last year. The net income per share on a diluted basis for the third quarter of fiscal year 2007 was $.14 compared to diluted net loss per share of $.17 for the same period last year. C-COR’s results for the third quarter of fiscal year 2007 included $549,000 of stock compensation expense, $829,000 of amortization related to intangible assets, and $870,000 of restructuring charges. These items, which equate to $.04 on a diluted per share basis, are included in results reported under generally accepted accounting principles (GAAP), but are typically excluded from the analysts’ estimates comprising the First Call consensus number. C-COR is breaking out these numbers to improve comparability of the reported GAAP results and the non-GAAP First Call number.

C-COR anticipates that net sales for the fourth quarter of fiscal year 2007, ending June 29, 2007, will be between $78.0 and $82.0 million with net earnings per share of between $.11 and $.15. These projections include $829,000 of amortization related to intangible assets, $900,000 of stock compensation expense, and approximately $350,000 of restructuring charges. These items, which are projected to equate to $.04 per diluted share, are typically excluded from the First Call analysts’ projections. C-COR is breaking out these numbers to improve comparability of the projected GAAP results and the non-GAAP First Call number.

C-COR’s management will discuss C-COR’s financial results on a conference call at 9:45 AM (ET) on Thursday, April 26, 2007. For information on how to access the conference call, refer to C-COR’s news release dated April 4, 2007 (posted on the C-COR web site, www.c-cor.com), or contact Investor Relations at 814-231-4402 or 814-231-4438.

About C-COR

C-COR technology and know-how are at the heart of today’s personalized, multi-screen communications and entertainment. The largest cable operators and other private and public network operators around the world look to C-COR for broadband access equipment to expand bandwidth, unified video platforms for delivery of on demand content, and integrated back-office OSS for a 360 degree view of the network, subscribers and workforce. C-COR’s common stock is listed on the NASDAQ Global Market (Symbol: CCBL) and is a component of the Russell 2000 Stock Index. For additional information regarding C-COR, visit www.c-cor.com.

Some of the information presented in this announcement constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent the Company’s judgment regarding future events, and are based on currently available information. Although the Company believes it has a reasonable basis for these forward-looking statements, the Company cannot guarantee their accuracy and actual results may differ materially from those the Company anticipated due to a number of known and unknown uncertainties. Factors which could cause actual results to differ from expectations include, among others, capital spending patterns of the communications industry, changes in regard to significant customers, the demand for network integrity, the trend toward more fiber in the network, the Company’s ability to develop new and enhanced products, the Company’s ability to provide complete network solutions, continued industry consolidation, the development of competing technology, the global demand for the Company’s products and services, the Company’s ability to implement its restructuring and cost reduction measures, and the Company’s ability to achieve its strategic objectives. For additional information concerning these and other important factors that may cause the Company’s actual results to differ materially from expectations and underlying assumptions, please refer to the reports filed by the Company with the Securities and Exchange Commission.

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirteen Weeks Ended
	March 30, 2007	March 24, 2006
Net sales	$82,693	$60,382
Cost of sales (1)	48,283	40,018
Excess and obsolete inventory charge	0	618

Total cost of sales	48,283	40,636

Gross margin	34,410	19,746
Operating expenses (1)
Selling and administrative	16,523	14,869
Research and product development	8,722	8,887
Amortization of intangibles	829	912
Impairment charges	0	1,792
Gain on sale of product line	0	(1,970)
Restructuring costs	870	3,287

Total operating expenses	26,944	27,777

Income (loss) from operations	7,466	(8,031)
Interest expense	(359)	(341)
Investment income	928	458
Foreign exchange gain (loss)	(270)	465
Other income, net	304	177

Income (loss) before income taxes	8,069	(7,272)
Income tax expense	708	676

Net income (loss)	$7,361	$(7,948)

Net income (loss) per share:
Basic	$0.15	$(0.17)
Diluted	$0.14	$(0.17)
Weighted average common shares and common share equivalents
Basic	49,080	47,896
Diluted	53,191	47,896
(1) Stock-based compensation is included as follows:
Cost of sales	$65	$86
Selling and administrative	392	361
Research and product development	92	40

Total stock-based compensation	$549	$487

C-COR Incorporated

Condensed Consolidated Statements of Operations

(unaudited, in thousands except per share amounts)

	Thirty-nine Weeks Ended
	March 30, 2007	March 24, 2006
Net sales	$232,413	$190,544
Cost of sales (1)	140,487	125,905
Excess and obsolete inventory charge	0	8,354

Total cost of sales	140,487	134,259

Gross margin	91,926	56,285
Operating expenses (1)
Selling and administrative	47,670	50,212
Research and product development	24,230	29,459
Amortization of intangibles	2,487	3,706
Impairment charges	0	7,122
Loss (Gain) on sale of product line	245	(1,970)
Restructuring costs	1,731	5,037

Total operating expenses	76,363	93,566

Income (loss) from operations	15,563	(37,281)
Interest expense	(1,084)	(990)
Investment income	2,423	1,081
Foreign exchange gain (loss)	(126)	218
Other income, net	389	479

Income (loss) before income taxes	17,165	(36,493)
Income tax expense	2,358	1,994

Net income (loss)	$14,807	$(38,487)

Net income (loss) per share:
Basic	$0.31	$(0.80)
Diluted	$0.30	$(0.80)
Weighted average common shares and common share equivalents
Basic	48,466	47,856
Diluted	52,203	47,856
(1) Stock-based compensation is included as follows:
Cost of sales	$315	$290
Selling and administrative	1,941	2,146
Research and product development	339	408

Total stock-based compensation	$2,595	$2,844

C-COR Incorporated

Consolidated Balance Sheets

(in thousands of dollars)

	March 30, 2007	June 30, 2006
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$44,447	$53,279
Restricted cash	3,594	1,409
Marketable securities	47,108	7,649
Accounts receivable, net	58,014	49,188
Unbilled receivables	2,908	3,308
Inventories	36,009	25,437
Deferred costs	7,848	4,555
Assets held for sale	0	303
Other current assets	3,185	4,239

Total current assets	203,113	149,367

Property, plant and equipment, net	20,359	20,074
Goodwill	131,034	131,209
Other intangible assets, net	2,648	5,135
Deferred taxes	424	497
Other long-term assets	5,675	6,847

Total	$363,253	$313,129

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$27,820	$25,796
Accrued liabilities	32,490	26,423
Deferred revenue	29,984	19,674
Deferred taxes	1,317	374
Liabilities held for sale	0	415
Current portion of long-term debt	378	299

Total current liabilities	91,989	72,981

Long-term debt, less current portion	36,064	35,966
Deferred revenue	4,472	2,705
Deferred taxes	3,078	2,986
Other long-term liabilities	4,861	3,624
Shareholders’ equity	222,789	194,867

Total	$363,253	$313,129

C-COR Incorporated

Financial Data Table

(Unaudited, in thousands except percentages)

	Business Segment
Business Segment:	Broadband Systems Solutions			Network Services
Product Category:	Access	Solutions	Total	Services	Consolidated
Thirteen Weeks ended March 30, 2007:
Bookings (1)	$56,283	$18,023	$74,306	$11,103	$85,409
Net sales	56,260	15,536	71,796	10,897	82,693
Gross margin	24,550	8,972	33,522	888	34,410
Gross margin percentage	43.6%	57.7%	46.7%	8.1%	41.6%

Backlog at March 30, 2007 (1):
Less than 12 months	34,548	45,103	79,651	20,588	100,239
Greater than 12 months	—	16,590	16,590	—	16,590

Total Backlog	34,548	61,693	96,241	20,588	116,829

Thirteen Weeks ended March 24, 2006:
Bookings (1)	$43,589	$14,175	$57,764	$10,572	$68,336
Net sales	35,765	10,560	46,325	14,057	60,382
Gross margin	13,375	4,455	17,830	1,916	19,746
Gross margin percentage	37.4%	42.2%	38.5%	13.6%	32.7%
Backlog at March 24, 2006 (1):
Less than 12 months (2)	29,548	45,379	74,927	26,307	101,234
Thirty-nine Weeks ended March 30, 2007:
Bookings (1)	$161,093	$59,227	$220,320	$35,402	$255,722
Net sales	154,213	44,151	198,364	34,049	232,413
Gross margin	62,221	27,057	89,278	2,648	91,926
Gross margin percentage	40.3%	61.3%	45.0%	7.8%	39.6%

Backlog at March 30, 2007 (1)
Less than 12 months	34,548	45,103	79,651	20,588	100,239
Greater than 12 months	—	16,590	16,590	—	16,590

Total Backlog	34,548	61,693	96,241	20,588	116,829

Thirty-nine Weeks ended March 24, 2006:
Bookings (1)	$113,918	$43,916	$157,834	$55,939	$213,773
Net sales	112,952	38,832	151,784	38,760	190,544
Gross margin	32,458	18,798	51,256	5,029	56,285
Gross margin percentage	28.7%	48.4%	33.8%	13.0%	29.5%

Backlog at March 24, 2006 (1)
Less than 12 months (2)	29,548	45,379	74,927	26,307	101,234

(1)	Amounts derived from our internal operating records.
(2)	Our backlog as of March 24, 2006 represented our estimate of backlog that was expected to be realized over a 12-month period and did not reflect total contract backlog.

#####